Exhibit 99.1

1 Morgan Stanley Industrials Conference, August 31, 2010 August 31, 2010 © 3M 2010. All Rights Reserved. Patrick D. Campbell Sr. Vice President and CFO Morgan Stanley Industrials Conference, August 31, 2010 2 Forward Looking Statement This presentation contains forward-looking information about 3M’s financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “target,” “forecast” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic and capital markets conditions; (2) the Company’s credit ratings and its cost of capital; (3) competitive conditions and customer preferences; (4) foreign currency exchange rates and fluctuations in those rates; (5) the timing and acceptance of new product offerings; (6) the availability and cost of purchased components, compounds, raw materials and energy (including oil and natural gas and their derivatives) due to shortages, increased demand or supply interruptions (including those caused by natural and other disasters and other events); (7) the impact of acquisitions, strategic alliances, divestitures, and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (8) generating fewer productivity improvements than estimated; and (9) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the company’s Annual Report on Form 10-K for the year ended December 31, 2009 and its subsequent Quarterly Reports on Form 10Q (the “Reports”). Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under “Risk Factors” in Part I, Item 1A (Annual Report) and in Part II, Item 1A (Quarterly Report). The information contained in this presentation is as of the date indicated. The company assumes no obligation to update any forward-looking statements contained in this presentation as a result of new information or future events or developments. © 3M 2010. All Rights Reserved.

Four Years Ago We Told You Our Strategic Intent

...move gradually, but permanently, to a higher growth regimen

Revitalize 3M's vaunted innovation machine and bring back the technological magic; drive the new product vitality index (NPVI) upwards
- ✓ ***NPVI was 29% in 2009 vs. 21% in 2005... targeting 40%***

Broaden and deepen our competitive capability by "managing the pyramid"
- ✓ ***Strategy added approximately $250M of profitable sales in 2009***

Begin to rebuild market share by multiple growth actions
- ✓ ***Share gains evident in most recent results...organic volumes growing > 2X IPI through first six months of 2010***

Fix chronic capacity issues and drive improved service levels
- ✓ ***Most significant issues resolved...huge opportunity remains yet in emerging markets, especially APAC***

Shorten supply chains and untangle the US supply chain "hairball"
- ✓ ***Addressed the majority of our largest supply chains to-date, significant upside remains***

Maintain operating margins and investment returns at premium levels
- ✓ ***Delivered superior OI margin of 22%* in 2009 and 23% in H1 2010***

Lower the effective tax rate
- ✓ ***Currently estimating ≤ 28%* in 2010 vs. 32%* in 2005***

Supplement growth .....and innovation ....through acquisitions
- ✓ ***Averaged 2.5% annual growth via acquisition for 2006-09; mostly tuck-ins, adding value***

* Excludes special items

3M

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Our Safety, Security and Protection Services Business Has Been Active on the M&A Front...

- Pomp, 2006 – hearing protection products/technology
- Aerion, 2006 – gas detection solutions
- SPSL, 2006 – secure printing technology for passports and other high-value documents
- Ekahau, Oy, 2006 – access to new technology
- E Wood Holdings, 2007 – liquid pipe coatings, access to water infrastructure market
- Rochford Thompson, 2007 – new authentication products/technologies
- Aearo Technologies, 2008 – hearing, eye and fall protection solutions
- Quest Technologies, 2008 - monitoring equipment for noise, heat stress and vibration

...Which has contributed to outstanding performance in SSPS. From 2006-09, sales have grown from $2.5B to $3.1B and OI margins* have expanded from 21% to 24%.

Accelerating Growth and Profitability in a Key Strategic Business

3M

* Excludes special items

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We Recently Announced Two Additional Deals in SSPS

1. Attenti Holdings S.A.

- Leading provider of remote personal electronic monitoring solutions for law enforcement and eldercare industries; sales in the United States and 20 other countries; natural fit with 3M's existing track and trace solutions business

- Multi-billion dollar unaddressed market, growing 20%-plus

- Purchase price of $230M, cash transaction; anticipating closing in fourth quarter



RF Monitoring
Alcohol Monitoring
Elder Care
GPS Tracking

- 2010 sales of approximately $100M

- Slightly accretive to EPS in the first 12 months after closing, excluding purchase accounting adjustments and anticipated integration costs, and growing thereafter; slightly dilutive to GAAP EPS over the same period

3M

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© 3M 2010. All Rights Reserved.
Morgan Stanley Industrials Conference, August 31, 2010

Recent SSPS Acquisitions, cont.

2. Cogent, Inc. (COGT)

- Key provider of finger, palm, face and iris biometric systems for governments, law enforcement agencies and commercial enterprises

- Participates in a $4.4 billion market, growing 22% CAGR

-Strengthens our position in high-security credential issuance & authentication, law enforcement apps, access control and other commercial applications

- Net purchase price of approximately $430M ($943M paid less an estimated $513M cash acquired); funded with existing cash; anticipating closing in fourth quarter



CAPFIS
PMA
CAPFIS Prime

- EPS accretive by $0.01 to $0.02 cents in the first 12 months following closing, excluding purchase accounting adjustments (largely deferred revenue and inventory step up) and anticipated integration costs; $0.09 to $0.10 cents dilutive to GAAP EPS over the same period

- First-year EBITDA is expected to be approximately 35% to sales

3M

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© 3M 2010. All Rights Reserved.
Morgan Stanley Industrials Conference, August 31, 2010

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4 Morgan Stanley Industrials Conference, August 31, 2010 7 Additional Information © 3M 2010. All Rights Reserved. The tender offer for Cogent, Inc. (COGT) has not yet been commenced. This announcement and the description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of Cogent, Inc. At the time the tender offer is commenced, 3M and its wholly-owned subsidiary, Ventura Acquisition Corporation, intend to file a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer and Cogent, Inc. intends to file a Solicitation/Recommendation Statement on Schedule 14D- 9 with respect to the tender offer. 3M, Ventura Acquisition Corporation and Cogent, Inc. intend to mail these documents to the stockholders of Cogent, Inc. These documents will contain important information about the tender offer and stockholders of Cogent, Inc. are urged to read them carefully when they become available. Stockholders of Cogent, Inc. will be able to obtain a free copy of these documents (when they become available) and other documents filed by Cogent, Inc., 3M or Ventura Acquisition Corporation with the SEC at the website maintained by the SEC at www.sec.gov. In addition, stockholders will be able to obtain a free copy of these documents (when they become available) from the information agent named in the offer to purchase or from 3M. Morgan Stanley Industrials Conference, August 31, 2010 © 3M 2010. All Rights Reserved.